EXHIBIT 10.37

SALIX PHARMACEUTICALS, LTD.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 6, 2003 by and among Salix Pharmaceuticals, Ltd., a Delaware corporation (the “Company”), and the parties listed on the Schedule of Investors attached hereto as Exhibit A (the “Schedule of Investors”) (each hereinafter individually referred to as an “Investor” and collectively referred to as the “Investors”).

1. AGREEMENT TO PURCHASE AND SELL STOCK.

1.1 Authorization. As of the Closing (as defined below) the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to One Million Seven Hundred Thousand (1,700,000) shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”).

1.2 Agreement to Purchase and Sell. The Company agrees to sell to each Investor at the Closing, and each Investor agrees, severally and not jointly, to purchase from the Company at the Closing, the number of shares of Common Stock for the aggregate price set forth beside such Investor’s name on the Schedule of Investors, at the price per share for such Investor set forth on the Schedule of Investors. The shares of Common Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the “Purchased Shares.”

1.3 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor thereunder. The decision of each Investor to acquire Purchased Shares pursuant to this Agreement has been made independently of any other Investor and not pursuant to any agreement or understanding between any Investors. Nothing contained herein or in any other agreement or document delivered at Closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment in the Purchased Shares, effecting sales of Purchased Shares or enforcing its rights under this Agreement. Each Investor shall be entitled to protect and enforce its rights not previously waived, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any Investor to be joined as an additional party in any proceeding for such purpose.

2. CLOSING.

2.1 The Closing. The purchase and sale of the Purchased Shares will take place at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, New York 10104, at 2:00 p.m., Eastern Time, on the date hereof, or at such other time or place as the Company and Investors who have agreed to purchase a majority of the Purchased Shares listed on the Schedule of Investors mutually agree upon (which time and place is referred to in this Agreement as the “Closing”), but not prior to the date that the last of the conditions listed in Articles 5 and 6 shall have been satisfied or waived by the appropriate parties. At the Closing, (a) the Company will deliver to each Investor the following (the “Company Deliverables”): (i) a certificate registered in the name of each Investor duly executed and delivered by the Company, representing the number of Purchased Shares that such Investor has agreed to purchase hereunder as shown on the Schedule of Investors, free and clear of all liens, security interests, claims and encumbrances, (ii) the legal opinion referenced in Section 5.1.5, and (iii) the compliance certificate referenced in Section 5.1.3, and (b) each Investor will deliver to the Company the following (the “Investor Deliverables”): (i) the full purchase price of the Purchased Shares being acquired by it at Closing as set forth in the Schedule of Investors, paid by wire transfer of funds.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Investor that the statements in the following paragraphs of this Section 3 are all true and correct:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as currently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to, individually or in the aggregate: (a) have a material adverse effect on the business, assets, financial condition, prospects or results of operations or assets of the Company (collectively, the “Business”) or (b) impair in any material respect the Company’s ability to perform on a timely basis its obligations under this Agreement (any such effect referred to as a “Material Adverse Effect”).

3.2 Capitalization. Immediately before the Closing the capitalization of the Company will consist of the following:

(a) Preferred Stock. A total of 5,000,000 authorized shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”), none of which are issued and outstanding.

(b) Common Stock. A total of 80,000,000 authorized shares of Common Stock, of which 21,912,935 shares (plus any shares of Common Stock that have been issued after November 5, 2003 upon the exercise of the options referred to in clause (c) below) were issued and outstanding as of November 5, 2003.

(c) Options, Warrants, Reserved Shares. Except for: (i) the 3,244,391 shares of Common Stock issuable upon exercise of options outstanding as of November 5, 2003,

(ii) 294,644 additional shares of Common Stock reserved for issuance under the Company’s 1996 Stock Option Plan and (iii) the 12,000 additional shares of Common Stock reserved for issuance under the Company’s 1994 Stock Option Plan, there are no outstanding equity securities, options, warrants, rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company’s capital stock.

3.3 Subsidiaries. Except for Salix Pharmaceuticals, Inc., a California corporation, and Glycyx Pharmaceuticals, Ltd., a Delaware corporation, each of which is wholly owned by the Company (collectively, the “Subsidiaries”), the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

3.4 Due Authorization; No Violation. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement, has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation of the Company (the “Certificate”) or the Company’s bylaws, (ii) conflict with, result in a violation or breach of, or cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement, instrument or obligation to which the Company or any Subsidiary is a party, which default could reasonably be expected to have a Material Adverse Effect, or (iii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any governmental authority, in each case applicable to the Company or the Subsidiaries or any of their respective properties or assets and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.5 Valid Issuance of Stock. The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for in this Agreement, will be duly and validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights of any stockholder of the Company or any other person or entity. Upon the delivery by an Investor of the purchase price for the Purchased Shares as provided in Section 2.1 and the satisfaction or waiver of all conditions to Closing set forth in Articles 5 and 6, such Investor will become the sole record and legal owner of the Purchased Shares to be purchased by such Investor hereunder and good and marketable title to such Purchased Shares will pass to such Investor, free and clear of any liens, security interests, claims or encumbrances.

3.6 Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with (collectively, “Consents”), any federal, state or local governmental authority or any other person or entity on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the offer, sale and issuance of the Purchased Shares, or the consummation of the transactions contemplated by this Agreement, except for (i) filing of Form D under the Securities Act of 1933, as amended (the “Act”) and the applicable rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Act and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement, (ii) the filings required in accordance with Section 9.13, and (iii) filings that have been made or obtained, or will have been made or obtained, prior to the Closing. All such Consents will be effective on the Closing, and all such filings will be made within the time prescribed by law.

3.7 Absence of Changes. Since the date as of which information is given in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as amended, except as set forth in the filings and periodic reports (including Current Reports on Form 8-K furnished to the Commission) of the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such documents referred to collectively as the “Disclosure Documents”), there has not been (i) any material adverse change in the Business, (ii) any transaction that is material to the Company, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company or the Subsidiaries, (iv) any change in the outstanding indebtedness of the Company and the Subsidiaries (taken as a whole) that is material to the Company or the Business, (v) any dividend declared, paid or made on the capital stock of the Company, or (vi) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained which in the case of this clause (vi), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.8 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending (or, to the Company’s knowledge, currently threatened) against the Company, its activities, properties or assets, which (i) might prevent the consummation of the transactions contemplated by this Agreement or (ii) if adversely resolved against the Company could reasonably be expected to have a Material Adverse Effect.

3.9 Nasdaq Listing. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on the Nasdaq Stock Market (Nasdaq National Market). The Company has not received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating the termination of such registration or listing. Before the Shelf Registration Statement (as defined in Section 7.2) is declared effective by the Commission, the Purchased Shares will, if required by the listing rules of the Nasdaq Stock Market in order for the Purchased Shares to be traded on the Nasdaq Stock Market, have been approved for quotation on the Nasdaq Stock Market, subject to notice of issuance. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Nasdaq National Market. The issuance and sale of the Purchased Shares hereunder does not contravene the rules and regulations of the Nasdaq Stock Market.

3.10 Exchange Act Filings. The Company has filed or furnished in a timely manner all reports and other information required to be filed (“Filings”) with the Commission pursuant to the Exchange Act during the preceding 12 calendar months. On their respective dates of filing or furnishing, the Filings complied in all material respects with the requirements of the Exchange Act, and the published rules and regulations of the Commission promulgated thereunder. On their respective dates of filing or furnishing, the Filings did not include any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and all financial statements contained in the Filings fairly present the financial position of the Company on the dates of such statements and the results of operations for the periods covered thereby in accordance with generally accepted accounting principles consistently applied throughout the periods involved and prior periods, except as otherwise indicated in the notes to such financial statements.

3.11 Disclosure. The representations and warranties made by the Company in this Agreement and the Filings when read together do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements herein as a whole not misleading.

3.12 Governmental Permits, Etc. The Company possesses all licenses, franchises, governmental approvals, permits or other governmental authorizations relating to the operation of the Business, except for those Authorizations the failure of which to possess would not, separately or in the aggregate, have a Material Adverse Effect (collectively, “Authorizations”). To the Company’s knowledge after reasonable investigation, the Company is in material compliance with the terms of all Authorizations. To the Company’s knowledge after reasonable investigation, the Company is in compliance with all laws, ordinances, regulations and decrees which to the Company’s knowledge are applicable to the Business, except where such noncompliance would, separately or in the aggregate, have a Material Adverse Effect.

3.13 Insurance. The Company is covered by insurance with companies the Company believes to be responsible and in such amounts and covering such risks as it believes to be adequate for the conduct of its Business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. The Company has no knowledge that any such carrier has grounds or intends to cancel or fail to renew such policies.

3.14 Intellectual Property. To the Company’s knowledge after reasonable investigation, the Company owns or possesses all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other rights or interests in items of intellectual property as are necessary for the operation of the Business operated by it (the “Patent and Proprietary Rights”). The Company has not received notice of any asserted rights with respect to any of the Patent and Proprietary Rights which, if determined unfavorably with respect to the interests of the Company would, individually or in the aggregate, have a Material Adverse Effect; and the Company has not received notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any of the Patent or Proprietary Rights, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, would have a Material Adverse Effect.

3.15 Investment Company. The Company is not, and is not an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.16 Disclosure. Neither the Company nor any person acting on its behalf has provided any of the Investors or their agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.

3.17 Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 4.2, 4.3, 4.4, 4.5, and 4.6, no registration under the Act is required for the offer and sale of the Purchased Shares by the Company to the Investors hereunder. The Company is eligible to register the resale of its Common Stock for resale by the Investors under Form S-3 promulgated under the Securities Act.

4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS. Each Investor for itself and for no other Investor hereby severally represents and warrants to, and agrees with, the Company, that:

4.1 Authorization. All corporate action on the part of such Investor and its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Investor under, this Agreements have been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of such Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

4.2 Purchase for Own Account. The Purchased Shares to be purchased by such Investor hereunder will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of Purchased Shares in compliance with applicable federal and state securities laws. If not an individual, such Investor also represents that such Investor has not been formed for the specific purpose of acquiring Purchased Shares.

4.3 Disclosure of Information. Such Investor has had an opportunity to review the Disclosure Documents and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by it under this Agreement. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3, or such Investor’s ability to rely on the same.

4.4 Investment Experience. Such Investor understands that the purchase of the Purchased Shares involves substantial risk. Such Investor has experience as an investor in securities of companies like the Company and acknowledges that the Investor is able to fend for itself, can bear the economic risk of such Investor’s investment in the Purchased Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment.

4.5 Investor Status. Such Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

4.6 Restricted Securities. Such Investor understands that the Purchased Shares are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and the Rules and Regulations such securities may be resold without registration under the Act only in limited circumstances. In this connection, such Investor represents that the Investor is familiar with Rule 144 promulgated under the Act and understands the resale limitations imposed thereby and by the Act on the Purchased Shares. Such Investor understands that the Company is under no obligation to register any of the Purchased Shares except as provided in Section 7 below. The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Purchased Shares owned by it pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Purchased Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge.

4.7 Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Purchased Shares unless and until:

(a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and the provisions of Section 7 of this Agreement; or

(b) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company, at the expense of such Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Purchased Shares in compliance with Rule 144 or Rule 144A, or (ii) for any transfer of Purchased Shares by an Investor that is a partnership or a corporation to (A) a partner of such partnership or stockholder of such corporation, or (B) the estate of any such partner or stockholder, or (iii) by an Investor to one or more of the Investor’s affiliates, or (iv) for the transfer by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided, that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 (other than Section 4.5) to the same extent as if the transferee were an original Investor hereunder.

4.8 Legends. It is understood that the certificates evidencing the Purchased Shares will bear legends substantially as set forth below:

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. . THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SHARES.

(b) THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF, AND MAY HAVE CERTAIN REGISTRATION RIGHTS PURSUANT TO, THE PROVISIONS OF A PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, WHICH MAY RESTRICT THE TRANSFER OF SUCH SHARES IN CERTAIN CIRCUMSTANCES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY’S PRINCIPAL OFFICE.

The legends set forth in (a) and (b) above shall, upon the request of an Investor, be promptly removed by the Company from any certificate evidencing Purchased Shares upon delivery to the Company of an opinion of counsel to the Company if required under Section 4.7 hereof, that the legended security can be freely transferred in a public sale without a registration statement being in effect under the Act and in compliance with exemption requirements under applicable state securities laws and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares; provided, however, that no such opinion shall be required in connection with routine sales of

Purchased Shares pursuant to the Shelf Registration Statement (as defined below). In connection with any such opinion, the Investor shall provide such certifications as may reasonably be deemed necessary for the delivery of such opinion.

4.9 Further Limitations on Disposition. Such Investor has not and will not (i) prior to the date the Shelf Registration Statement (as defined in Section 7.2 (a)) is declared effective by the Commission, if then prohibited by law or regulation, sell, dispose of, or grant any right with respect to (collectively, a “Disposition”), its Purchased Shares, nor (ii) engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition by such Investor of its Purchased Shares prior to such date. In addition, such Investor represents that as of the date of this Agreement the Investor does not have any existing short position in the Common Stock nor has the Investor executed any derivative instruments with any third party, which in either case is designed to dispose of its Purchased Shares, prior to the date the Shelf Registration Statement is declared effective by the Commission.

5. CONDITIONS TO INVESTOR’S OBLIGATIONS AT CLOSING.

5.1 Closing. The obligations of each Investor under Section 2 of this Agreement to purchase the Purchased Shares at the Closing are subject to the fulfillment (as determined by such Investor) or waiver (by such Investor), on or before the Closing, of each of the following conditions, and the Company shall use all reasonable efforts to cause such conditions to be satisfied on or before the Closing:

5.1.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.1.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.1.3 Compliance Certificate. The Company shall have delivered to the Investors at the Closing a certificate signed on its behalf by its President, Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 5.1.1 and 5.1.2 have been fulfilled and that the Company has not issued any equity securities between the date of this Agreement and the Closing other than common stock issued upon the exercise of stock options outstanding on the date of this Agreement.

5.1.4 Registration; Securities Exemptions. The offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements under the Act and the registration and/or qualification requirements of all applicable state securities laws.

5.1.5 No Material Change. There shall have been no material adverse change in the Business from the date of this Agreement.

5.1.6 Opinion of Counsel. The Investors shall have received an opinion of counsel to the Company substantially in the form of Exhibit B attached hereto.

5.1.7 Company Deliverables. The Company shall have delivered to each Investor all of the Company Deliverables.

5.1.8 Minimum Subscriptions. The aggregate of all Investors’ purchase price delivered to the Company pursuant to this Agreement shall not be less that $15,000,000.00.

5.1.9 Closing Date. The Closing shall have occurred no later than November 14, 2003.

5.1.10 Good Standing Certificate. The Investors shall have received a certificate of the Delaware Secretary of State, dated as of a recent date, as to the good standing of the Company.

6. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING.

6.1. Closing. The obligations of the Company under this Agreement to sell the Purchased Shares to the Investors at the Closing are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by the Investor, and each Investor shall use all reasonable efforts to cause such conditions relating to such Investor to be satisfied on or before the Closing:

6.1.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 4 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.1.2 Payment of Purchase Price. The Investor shall have delivered to the Company the purchase price for the Purchased Shares specified for such Investor on the Schedule of Investors attached hereto, in accordance with the provisions of Section 2.

6.1.3 Registration; Securities Exemptions. The offer and sale of the Purchased Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements under the Act and the registration and/or qualification requirements of all other applicable state securities laws.

6.1.4 Minimum Subscriptions. The aggregate of all Investors’ purchase price delivered to the Company pursuant to this Agreement shall not be less that $15,000,000.00.

6.1.5 Investor Deliverables. Each Investor shall have delivered to the Company all of the Investor Deliverables.

7. REGISTRATION RIGHTS.

7.1 Definitions. For purposes of this Agreement:

(a) Form S-3. The term “Form S-3” means such form under the Act as is in effect on the date hereof or any successor registration form under the Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

(b) Holder. The term “Holders” shall mean holders of Registrable Securities.

(c) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

(d) Registrable Securities. The term “Registrable Securities” means: (1) all of the Purchased Shares, and (2) any shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Purchased Shares; provided, however, that the term “Registrable Securities” shall exclude in all events (and such securities shall not constitute “Registrable Securities”) (i) any Registrable Securities sold or transferred by a person in a transaction in which the registration rights granted under this Agreement are not assigned in accordance with the provisions of this Agreement, (ii) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the Commission or sold pursuant to Rule 144 promulgated under the Act (“Rule 144”) or (iii) as to any Holder, the Registrable Securities held by such Holder if all of such Registrable Securities can be publicly sold within a three-month period pursuant to Rule 144, either because the Holder holds 1% or less of the Company’s then outstanding Common Stock or because the Holder can publicly sell all of its Registrable Securities under Rule 144(k) without volume or time limitations.

(e) Prospectus. The term “Prospectus” shall mean the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(f) Shelf Registration Statement. See Section 7.2(a).

7.2 Form S-3 Shelf Registration.

(a) Registration. The Company shall prepare and file with the Commission within 30 days following the Closing (the “Filing Date”) and use its best efforts to have declared effective as soon as practicable thereafter, but in any event by the 120th day following the Closing (the “Effectiveness Date”), a registration statement on Form S-3 (or, if the Company is not then eligible to use Form S-3, then another appropriate form) providing for the public resale by the Holders of all of the Registrable Securities (the “Shelf Registration Statement”). The Shelf Registration Statement may include securities other than those held by Holders, so long as all of the Registrable Securities are covered by such Shelf Registration Statement. If (i) the Shelf Registration Statement is not filed by the Filing Date, or (ii) is not declared effective by the Effectiveness Date, or (iii) after the date such Shelf Registration Statement is first declared effective by the Commission, such Shelf Registration Statement ceases, other than as set forth in Section 7.2(b), to be effective and available to the Holders as to all Registrable Securities to which it is required to cover at any time prior to the time when the Company is no longer required to keep such Shelf Registration Statement effective in accordance with this Section, then for each such event each Holder shall be entitled, in addition to its right to avail itself of any remedies under this Agreement or applicable law, to receive from the Company cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price for its Purchased Shares for each 30-day period (pro rata for any period of less than 30 days) during which such event remains uncured. The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective (subject to Section 7.2(b)), pursuant to the Act and the Rules and Regulations promulgated thereunder, until (i) the date when all of the Registrable Securities cease to meet the definition of Registrable Securities pursuant to Section 7.1, or (ii) the Company’s obligations hereunder terminate under Section 7.7 hereof. In the event that the Shelf Registration Statement shall cease to be effective, the Company shall promptly prepare and file a new registration statement covering the Registrable Securities and shall use its best efforts to have such registration statement declared effective as soon as possible. Any such registration statement shall be considered a “Shelf Registration Statement” hereunder.

(b) Blackout Notice. In the event (i) that the Company concludes that it is necessary for the Company to supplement the Prospectus or make an appropriate filing under the Exchange Act so as to cause the Prospectus to become current, or (ii) that, in the judgment of the President, Chief Executive Officer or the Company’s Board of Directors, it is advisable to suspend use of the Prospectus for a discrete period of time due to undisclosed pending corporate developments or pending public filings with the Commission (which need not be described in detail), the Company shall deliver a written notice (the “Blackout Notice”) to the Holder to the effect of the foregoing and, upon delivery of the Blackout Notice, the Holder shall not sell any Purchased Shares pursuant to the Prospectus and shall not disclose to any third party that such a notice has been given or the contents of the notice. Following delivery of the Blackout Notice, the Holder shall once again be entitled to sell Purchased Shares pursuant to the Prospectus (as amended or supplemented) upon the Holder’s receipt of copies of the supplemented or amended Prospectus, or at such time as the Holder is advised in writing by the Company that the Prospectus may be used, and at such time as the Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus and which are required to be delivered as part of the Prospectus. In any event, such restrictions shall terminate no later than 45 days after the date of delivery of the Blackout Notice. If the Company has delivered a Blackout Notice within 90 days of the date that it delivers another Blackout Notice pursuant this section, then the 45-day time period set forth in the preceding sentence shall be shortened so that the restrictions imposed by the Blackout Notice shall expire no later than 10 days after delivery of such Blackout Notice; provided, however, that in no event shall the Company be entitled to deliver more that two Blackout Notices during any 12-month period.

(c) Expenses. The registration fees and expenses incurred by the Company in connection with the Shelf Registration Statement and actions taken by the Company in connection with each Blackout Notice shall be borne by the Company. Holder shall be responsible for any fees and expenses of its counsel or other advisers, except that the Company shall pay the fees and expenses of one counsel to the Holders in connection with such Shelf Registration Statement.

7.3 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a) Furnish to the Holder a complete copy of each registration statement and all amendments and supplements thereto, and such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

(b) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(c) Notify the Holder promptly (i) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of a registration statement for amendments or supplements to such registration statement or related prospectus or for additional information, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(d) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

(e) Provide each Holder with a copy of any written comments to a Shelf Registration Statement that relate to the “Plan of Distribution” section of the Shelf Registration Statement and that are delivered by the Commission, to the extent that such comments do not contain material, non-public information concerning the Company or the Business.

(f) If any registration statement is on a form other than Form S-3, furnish to each Holder selling Registrable Securities by means of such registration statement an opinion of the counsel representing the Company for purposes of such registration, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement with respect to both the effective date of the registration statement and the date of the closing under the underwriting agreement), in form and substance as is customarily given by counsel for the issuer to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to such Holders.

(g) Use its best efforts to list the Registrable Securities on each securities exchange on which the Common Stock of the Company is then listed.

7.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 7.2 that the Holder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

7.5 Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Holder, the officers, directors, agents, investment advisors, partners, members, managers and employees of each of Holder and each person, if any, who controls the Holder or such persons (such persons and entities referred to as “Holder Indemnified Parties”), against any losses, claims, damages, liabilities, judgments, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses to which any of them may become subject (a “Loss”), insofar as such Losses (or actions in respect thereof) arise out of any claim, action or proceeding brought by a third party arising out of or based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including, without limitation, the Prospectus, filed pursuant to this Section 7;

(ii) the omission or alleged omission to state in a registration statement, including, without limitation, the Prospectus, filed pursuant to this Section 7 a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any federal or state securities law, in each case in connection with the offering covered by such registration statement;

and the Company will reimburse each Holder Indemnified Party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss, if such settlement is effected without the consent of the Company, which shall not be unreasonably withheld or delayed, nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by such Holder Indemnified Party; and provided further, that the Company will not be liable for the reasonable legal fees and expenses of more than one counsel to the Holder Indemnified Parties, except to the extent that one or more of them are advised by counsel that an actual or potential conflict between them exists which would require separate counsel, in which event, the Company shall not be responsible for the fees and expenses of more than one counsel for each Investor, provided that any Investors that are under common control shall be deemed to be a single Investor.

(b) By the Holder. To the extent permitted by law, each Holder will, severally and not jointly, indemnify and hold harmless the Company, each of its officers, directors, agents and employees, and each person, if any, who controls the Company or such persons (such persons and entities referred to as “Company Indemnified Parties”) against any Losses to which such Company Indemnified Parties may become subject, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and such Holder will reimburse any legal or other expenses reasonably incurred by such Company Indemnified Parties in connection with investigating or defending any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holder, which shall not be unreasonably withheld or delayed; provided further, that the Holder shall not be liable for the reasonable legal fees and expenses of more than one counsel to the Company Indemnified Parties; and provided further, that the total amounts payable in indemnity by a Holder under this subsection in respect of all Violations shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violations arise.

(c) Notice. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to a majority in interest of the indemnified parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if the indemnified party has been advised in writing by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section to the extent such delay caused material prejudice to the indemnifying party, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Holder are subject to the condition that, insofar as they relate to any Violation made in a prospectus but eliminated or remedied in an amended prospectus or a prospectus supplement on file with the Commission (the “Final Prospectus”), such indemnity agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished in a timely manner to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

(e) Survival. The obligations of the Company and the Holder under this Section shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

(f) Contribution. If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution under this Section from a Holder, together with the amount of any indemnification payments made by such Holder pursuant to this Section, exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party and the parties relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation.

7.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration under the Act, for so long as the Holder owns any Registrable Securities, the Company agrees to:

(a) Make and keep adequate, current public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) So long as the Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

7.7 Termination of Company’s Obligations. The Company shall have no obligation to register, or maintain, a registration statement governing Registrable Securities, (i) if all Registrable Securities have been registered and sold pursuant to registrations effected pursuant to this Agreement, or (ii) with respect to any particular Holder, at such time as all Registrable Securities held by such Holder may be sold within a three-month period under Rule 144, either because the Holder holds 1% or less of the Company’s then outstanding Common Stock or because the Holder can sell all of its Registrable Securities under Rule 144(k) without volume or time limitations.

7.8 Piggyback Registrations. (a) If at any time during the period when the Company is required to maintain the effectiveness of a Shelf Registration Statement there is not an effective Shelf Registration Statement covering all of the Registrable Securities, the Company shall use its best efforts to notify all Holders of Registrable Securities in writing at least 20 days before filing any registration statement under the Act for purposes of effecting an underwritten public offering by the Company of securities of the Company (excluding registration statements relating to any employee benefit plan or a corporate merger, acquisition or reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within 10 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder does not wish to include all of its Registrable Securities in any such registration statement filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Holders’ rights to include any Registrable Securities in any offering under this Section are subject in all events to the ability of the managing underwriter for such offering to exclude some or all of the Registrable Securities requested to be registered on the basis of a good faith determination that inclusion of such securities might adversely affect the success of the offering or otherwise adversely affect the Company. Any such exclusion shall be pro rata among all Holders who have requested to sell Registrable Securities in such registration.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting and shall furnish such information and documents as the Company or the managing underwriter or underwriters may reasonably request. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude Registrable Securities from the registration and the underwriting, pro rata among all Holders who have requested to sell Registrable Securities in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. Notwithstanding any provision of this Agreement to the contrary, the Holders shall not be required to enter into an underwriting agreement that contains indemnification and contribution provisions which, in the reasonable opinion of the Holders, materially differ from those contained in Section 7.5.

(c) Expenses. The Holders shall be responsible for their pro rata share of underwriters’ and brokers’ discounts and commissions relating to any Registrable Securities included in such registration. Other registration expenses (such as registration fees, legal and accounting fees of counsel to the Company, printing fees, road show expenses, and the like) shall be shall be borne by the Company.

7.9 Preparation; Reasonable Investigation; Review by Counsel. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Act, the Holders on whose behalf such Registrable Securities are to be so registered, shall if requested by such Holders:

(a) be permitted to review such registration statement, each Prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto a reasonable period of time (but not less than 3 business days) prior to their filing with the Commission; and

(b) be given reasonable access to the Company’s books and records and such opportunities to discuss the business of the Company with its officers, counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders, such underwriters, if any, or their respective counsel, to conduct a reasonable investigation within the meaning of the Act; provided that such Holder shall execute a confidentiality agreement in form and substance acceptable to such Holder and the Company.

In addition, the Company agrees not to file any registration statement, Prospectus, unless the Holders shall have reasonably consented to the “Plan of Distribution” section therein.

8. ASSIGNMENT. Notwithstanding anything herein to the contrary, the registration rights of the Holder under Section 7 hereof may be assigned only to a party who acquires from the Holder at least 250,000 shares of Registrable Securities; provided, however, that (w) no party may be assigned any of the foregoing rights until the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; (x) that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement; and (y) no such assignment or assignments shall increase the obligations of the Company hereunder.

9. MISCELLANEOUS.

9.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors, their counsel or the Company, as the case may be.

9.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

9.3 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

9.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, by telecopier or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified in the case of the Company, at 8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615, Attention: Chief Executive Officer, or in the case of Investor, at the record address for such Investor as reflected on the books of the Company, or at such other address as any party may designate by giving 10 days advance written notice to the other party. Notices shall be deemed delivered upon delivery if personally delivered, one business day after transmission with confirmation of receipt if sent by telecopier, or three days after deposit in the mails if mailed.

9.7 Finder’s Fees. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and to hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.8 Costs, Expenses. Each party’s costs in connection with the preparation, execution delivery and performance of this Agreement (including without limitation legal fees) shall be borne by that party.

9.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors holding a majority of the Purchased Shares purchased hereunder; provided, however, that no amendment or waiver that materially and adversely affects the rights of a holder of Purchased Shares shall be binding upon that holder unless that holder has consented in writing to such amendment or waiver; provided, further, however, that no amendment or waiver that treats one or more holders of Purchased Shares differently from other holders of Purchased Share shall be effective without the consent of all of the holders of Purchased Shares; and provided, further, however, that prior to the Closing, no amendment or waiver shall be effective without the consent of all of the Investors. Subject to the limitations set forth in the preceding sentence, any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Purchased Shares at the time outstanding (even if such Investor or other holder did not vote with respect to, or voted against, such amendment or waiver), each future holder of such securities, and the Company. The Investors acknowledge that by virtue of this provision, holders of a majority of the Purchased Shares may bind other holders to amendment or waivers that such other holders may have voted to oppose.

9.10 Severability. If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

9.11 Entire Agreement. This Agreement, together with any exhibits or schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

9.12 Further Assurances. From and after the date of this Agreement, upon the request of an Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

9.13 Securities Laws Disclosure; Publicity. By 8:30 a.m. (New York City time) on the first business day after the Closing, the Company shall issue a press release disclosing the transactions contemplated hereby and file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching a copy of this Agreement. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Nasdaq National Market.

9.14 Integration. The Company shall ensure that neither it nor any affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Act) that would be integrated with the offer or sale of the Purchased Shares in a manner that would require the registration under the Act of the sale of the Purchased Shares to the Investors.

9.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Investor and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation in all cases for the loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

9.16 Acknowledgement. Each Investor acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article 3. The Company acknowledges and agrees that no Investor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article 4.

9.17 Non-Public Information. The Company covenants and agrees that, as long as an Investor holds Purchased Shares, neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.

9.18 No Effect on Other Shares of Common Stock. Notwithstanding any provision of this Agreement to the contrary, nothing contained in any of this Agreement shall in any way limit, hinder, prohibit or restrict the ability of any of the Investors or their affiliates from acquiring, voting, holding, selling or otherwise disposing of any shares of Common Stock, whether before or after the Closing, except for the limitations on the Purchased Shares expressly set forth in this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

THE COMPANY:

Salix Pharmaceuticals, Ltd.,

  a Delaware corporation

By:
Name:
Title:

[COUNTERPART SIGNATURE PAGE

COMMON STOCK PURCHASE AGREEMENT]

INVESTOR:

FARALLON CAPITAL PARTNERS, L.P.

By:	Farallon Partners, L.L.C., its General Partner

By:
Name:
Title:
Subscription Amount $_______________

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

By:	Farallon Partners, L.L.C., its General Partner

By:
Name:
Title:
Subscription Amount $_______________

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.

By:	Farallon Partners, L.L.C., its General Partner

By:
Name:
Title:
Subscription Amount $_______________

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.

By:	Farallon Partners, L.L.C., its General Partner

By:
Name:
Title:
Subscription Amount $_______________

TINICUM PARTNERS, L.P.

By:	Farallon Partners, L.L.C., its General Partner

By:
Name:
Title:
Subscription Amount $_______________

FARALLON CAPITAL OFFSHORE INVESTORS, INC.

By:	Farallon Capital Management, L.L.C., its Agent and Attorney-in-Fact

By:
Name:
Title:
Subscription Amount $_______________

[COUNTERPART SIGNATURE PAGE

COMMON STOCK PURCHASE AGREEMENT]

NARRAGANSETT I, CP

By:	Narragansett I, CP

By:
Name:
Title:
Subscription Amount $_______________

NARRAGANSETT OFFSHORE, LTD.

By:	Narragansett Offshore, Ltd.

By:
Name:
Title:
Subscription Amount $_______________

BAYSTAR CAPITAL II, LP

By:	Baystar Capital II, LP

By:
Name:
Title:
Subscription Amount $_______________

SF PARTNERS LTD.

By:	SF Partners LTD.

By:
Name:
Title:
Subscription Amount $_______________

[COUNTERPART SIGNATURE PAGE

COMMON STOCK PURCHASE AGREEMENT]

EXHIBIT A

SCHEDULE OF INVESTORS

Investor	Number of Shares of Common Stock	Purchase Price

Farallon Capital Partners, L.P.	160,300	$2,885,400.00

Farallon Capital Institutional Partners, L.P.	140,700	$2,532,600.00

Farallon Capital Institutional Partners II, L.P.	17,800	$320,400.00

Farallon Capital Institutional Partners III, L.P.	21,400	$385,200.00

Tinicum Partners, L.P.	7,100	$127,800.00

Farallon Capital Offshore Investors, Inc.	352,700	$6,348,600.00

Narragansett I, LP	120,000	$2,160,000.00

Narragansett Offshore, Ltd.	180,000	$3,240,000.00

BayStar Capital II, LP	400,000	$7,200,000.00

SF Capital Partners Ltd.	300,000	$5,400,000.00

EXHIBIT B

FORM OF LEGAL OPINION

To the Investors Listed on the

Schedule of Investors to the

Salix Pharmaceuticals, Ltd.

Common Stock Purchase Agreement

Dated November 6, 2003

Ladies and Gentlemen:

We have acted as counsel for Salix Pharmaceuticals, Ltd., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to 1,700,000 shares (“Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”), pursuant to that certain Common Stock Purchase Agreement, dated as of the date hereof (the “Stock Purchase Agreement”), among the Company and each of the purchasers listed therein (the “Investors”). Capitalized terms not otherwise defined in this opinion have the meaning given them in the Stock Purchase Agreement.

In rendering this opinion, we have examined originals or copies of such documents that we deemed relevant to render the opinions provided herein, including the following documents:

1. The Stock Purchase Agreement, including the representations of the Company contained in Section 3 therein (the “Representations”);

2. The Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate”);

3. The Company’s Bylaws, as amended through the date hereof (the “Bylaws”); and

4. The resolutions dated November 4, 2003, of the Board of Directors of the Company with respect to the Stock Purchase Agreement and the transactions contemplated thereby.

In connection with the opinions expressed herein we have made such examination of matters of law and of fact, as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the Representations as to factual matters contained in and made by the Company pursuant to the Stock Purchase Agreement and upon certificates and statements of governmental officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

In rendering this opinion we have also assumed: (i) that the Stock Purchase Agreement has been duly and validly executed and delivered by you or on your behalf and constitutes a valid, binding and enforceable obligation upon you; (ii) that the representations and warranties made in the Stock Purchase Agreement by you are true and correct; (iii) that you will make payment of the purchase price required pursuant to Paragraph 1.2 of the Stock Purchase Agreement and that any wire transfers tendered by you will be honored; (iv) if you are a corporation or other entity, that you have filed any required state franchise, income or similar tax returns and have paid any required state franchise, income of similar taxes; (v) that there are no extrinsic agreements or understandings among the parties to the Stock Purchase Agreement that would modify or interpret the terms of the Stock Purchase Agreement or the respective rights or obligations of the parties thereunder; and (vi) you have all requisite power and authority and have taken all necessary action to effect the transactions mentioned above, and we do not render an opinion upon the application of any federal or state law or regulation to your power or authority.

As used in this opinion, the phrases “to our knowledge” or “we are not aware” means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm who have worked on the Stock Purchase Agreement and the transactions contemplated thereby and after an examination of documents referred to herein, we find no reason to believe that the opinions expressed are factually incorrect; but beyond that, we have made no factual investigation for the purposes of rendering this opinion. Specifically, but without limitation, we have made no inquiries of securities holders or employees of the Company.

This opinion relates solely to the laws of the State of North Carolina, the General Corporation Law of the State of Delaware, the federal securities laws of the United States and the securities laws of the States of California, Connecticut and New York, and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained. With respect to the securities laws of the States of California, Connecticut and New York, our opinion is based solely on our examination of unofficial compilations of such laws.

Members of our firm are admitted to practice in the State of North Carolina. To the extent that this opinion deals with documents or matters purporting to be governed by or relating to the laws of the State of Delaware, by which the Stock Purchase Agreement is stated to be governed, we have assumed, with your permission, that such laws are identical to the internal substantive laws of the State of North Carolina, without regard to conflict of law provisions.

Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Stock Purchase Agreement, we are of the opinion that as of the date hereof:

1. The Company has been duly incorporated and, based solely on a Certificate of Good Standing dated November 4, 2003, from the Secretary of State of the State of Delaware, is validly existing as a corporation and in good standing in the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Based solely on a Certificate of Authorization dated November 4, 2003, from the Secretary of State of the State of North Carolina, the Company is qualified to do business as a foreign corporation in the State of North Carolina.

2. The Stock Purchase Agreement has been duly executed and delivered by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. The Stock Purchase Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company according to its terms.

3. No approval, authorization, waiver, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body, or securities exchange or Nasdaq is required for the execution and delivery of the Stock Purchase Agreement or the consummation of the transactions contemplated thereby, except such as we understand will be timely filed under the Securities Act of 1933, as amended (the “Securities Act”), and such as may be required under applicable “Blue Sky” laws in connection with the issuance of the Common Stock.

4. The execution, delivery and performance by the Company of the Stock Purchase Agreement and the consummation by the Company of the transactions contemplated thereby do not and will not (i) result in a violation of any law, rule or regulation of any governmental authority, regulatory body, stock market or trading facility to which the Company is subject, or by which any property or asset of the Company is bound or affected, (ii) conflict with or violate any provision of the Certificate or the Bylaws, (iii) to our knowledge, result in a material breach or default under any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or over any of its properties, or (iv) result in a breach or default under any agreement or instrument included as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, or the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003.

5. The Shares have been duly authorized and, when paid for and issued in accordance with the Stock Purchase Agreement, will be validly issued, fully paid and non-assessable.

6. Based in part upon the representations made by you in the Stock Purchase Agreement, the offer and sale of the Common Stock to you in accordance with the terms of the Stock Purchase Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and from the securities registration and qualification requirements of all applicable state securities laws.

7. We are not aware of any action, proceeding or governmental investigation pending against the Company or any of its officers or directors, or that any of the foregoing has received any threat thereof, which questions the validity of the Stock Purchase Agreement or the right of the Company to enter into the Stock Purchase Agreement.

Notwithstanding any other provision of this opinion letter, the opinions hereinabove expressed are specifically subject to the following limitations, exceptions, qualifications and assumptions:

A. No opinion is given, either express or implied, as to any document, agreement, instrument or certificate delivered or to be delivered in connection with the Stock Purchase Agreement other than the documents specifically enumerated above and, with respect to such documents, only as expressly set forth and qualified and limited herein.

B. The enforceability of any instrument, document or agreement is subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other federal and state laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity limiting the availability of equitable remedies (including, but not limited to, the remedy of specific performance), whether considered in a proceeding at law or in equity.

C. Certain rights, remedies and waivers contained in the Stock Purchase Agreement may be limited or rendered ineffective by applicable laws, public policy or judicial decisions; however, such laws and judicial decisions do not render the Stock Purchase Agreement invalid as a whole. Provisions that might be unenforceable due to public policy or other concerns or reasons include, but are not limited to, issues related to the waiver of procedural or substantive rights or other legal or equitable rights, including, without limitation, the consent by the Company to the jurisdiction or venue of any court or to service of process in any particular manner, disclaimers or limitations of liabilities or defenses, the waiver of notice requirements, and choice of law provisions.

D. No opinion is given, either express or implied, with respect to the enforceability of provisions of the Stock Purchase Agreement providing that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies.

E. No opinion is given with respect to any income, sales, withholding, personal property or other tax, assessment, penalty, charge or levy that may result from the transactions contemplated by the Stock Purchase Agreement or any other agreement, from the payment of any sum, or from the performance of any obligation of the Company under the Stock Purchase Agreement.

F. Certain provisions of the Stock Purchase Agreement impose indemnification obligations on the parties thereto. Courts might apply public policy considerations in limiting the rights of parties seeking to obtain indemnification under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

G. We express no opinion as to the Company’s compliance or noncompliance with applicable federal or state anti-fraud statutes, laws, rules and regulations.

H. We express no opinion as to the effect of court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party’s implied covenant of good faith and fair dealing.

I. The following are excluded from the scope of our opinion nos. 3 and 4:

–	Federal Reserve Board margin regulations;

–	pension and employee benefits laws and regulations (ERISA);

–	federal and state antitrust and unfair competition laws and regulations;

–	local ordinances;

–	federal and state environmental laws and regulations;

–	federal and state tax laws and regulations;

–	federal patent, copyright and trademark, state trademark, and other federal and state intellectual property laws and regulations;

–	federal and state racketeering laws and regulations;

–	federal and state health, safety, and labor laws and regulations;

–	federal and state food and drug administration laws and regulations;

–	federal and state laws, regulations, and policies concerning (i) national and local emergencies, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws and regulations; and

–	other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).

This opinion is rendered as of the date first written above solely for your benefit in connection with the Stock Purchase Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,